DOMINO'S PIZZA INTERNATIONAL, INC.
                         STANDARD FRANCHISE AGREEMENT


      This Franchise Agreement (this "Agreement") is being entered into between Domino's Pizza International, Inc., a Delaware corporation ("we" "DPII" or "us" in this Agreement), and_________________________________________________________
_________________________________________________________("you"  or "Franchisee"
in this Agreement). If you are a corporation or partnership, or if this Agreement is transferred to a corporation or partnership, the term "Owners" in this Agreement refers to all of the shareholders of such corporation or partners of such partnership. Unless otherwise approved by DPII, the term "Controlling Shareholder or Partner" refers to the person or legal entity designated by us as the controlling shareholder if you are a corporation, or controlling partner if you are a partnership.

1.    INTRODUCTION

      Domino's Pizza, Inc. ("DPI"), the parent company of DPII, has developed and operates retail outlets specializing in the sale of pizza and featuring carry-out and delivery services. These outlets are known as "DOMINO'S PIZZA Stores" and conduct business under a uniform business format, specially designed equipment and specifications for the preparation and sale of pizza and other authorized food products (the "Domino's System"). DPI also owns, uses, promotes and licenses certain valuable trademarks, service marks and commercial symbols in connection with the operation of DOMINO'S PIZZA Stores including the mark "DOMINO'S PIZZA" (the "Marks"). DPI has granted DPII the right to grant franchises for DOMINO'S PIZZA Stores, including the right to license use of the Marks as provided herein outside of the United States. A listing of the Marks relevant to the operation of your Store is available upon your request.

      You have applied to DPII for a franchise to operate a DOMINO'S PIZZA Store utilizing the Domino's System and the Marks at the location identified in this Agreement. Your application has been approved by DPII in reliance upon all of the representations made in your application including those concerning your financial resources and the manner in which the franchise will be owned and operated. It is understood and agreed that the Pizzazz concept, the Pizzazz type unit (store) and the "PIZZAZZ" mark are not within the scope of this Agreement.

      You  acknowledge  that you have  read  this  Agreement  and been  given an opportunity to obtain clarification of any provision that you did not understand. You also understand and agree that the terms and conditions contained in this Agreement are necessary to maintain DPII's high standards of



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quality and service and the uniformity of those  standards at all DOMINO'S PIZZA
Stores and thereby to protect and preserve the goodwill of the Marks.

2.    GRANT AND TERM OF FRANCHISE

      2.1 GRANT. Subject to the terms of this Agreement, DPII grants to you a franchise (the "Franchise") to operate a DOMINO'S PIZZA delivery store (the "Store") under the Domino's System and a license to use the Marks in the operation of the Store located at the following location:
        ________________________________________________________________________
        ________________________________________________________________________

      2.2 TERM OF FRANCHISE. The term of this Agreement shall be for a period of ten (10) years, beginning on the effective date of this Agreement as defined in Section 22.12.

3.    RENEWAL OF FRANCHISE

      3.1 OPTION TO RENEW. You may, at your option, renew the Franchise for one additional ten (10) year term at the end of the initial term, provided at the time of renewal you are not in default of any material provision of this Agreement or any other agreement with us or our subsidiaries or affiliates or any other creditor or supplier of the Store.

      3.2 MANNER OF RENEWAL. In connection with a renewal of the Franchise, you must execute our then current form of standard franchise agreement and all other agreements customarily used by us in the grant of franchises. The renewal will be subject to your obtaining all required governmental approvals. You understand that the renewal franchise agreement may provide for higher royalty fees and greater expenditures for advertising and promotion than are provided for in this Agreement and may contain other terms materially different from the terms of this Agreement, however, such fees, expenditures and terms will be the same as are generally used by us on a system-wide basis at that time. However, there will be no initial franchise or similar fee charged upon a renewal of the Franchise. The renewed franchise agreement is subject to further renewal in accordance with the terms contained therein.

      3.3 NOTIFICATION OF EXPIRATION. We will send all agreements relating to renewal of the Franchise for your review and execution approximately six (6) months prior to the expiration of this Agreement along with a notification of the expiration of this Agreement. Your failure to return these to us, executed by you, within thirty (30) days of receipt will be deemed an election by you not to renew this Agreement. Our notice will also state what actions, if any, you must take to correct the deficiencies in your operation of the Store and will








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specify the time period in which these  deficiencies must be corrected.  Renewal of the franchise will be conditional on your continued compliance with all the terms and conditions of this Agreement and all other agreements with us and our affiliates and subsidiaries and all other creditors and suppliers of the Store up to the date of expiration.

4.    AREA OF PRIMARY RESPONSIBILITY

      4.1 DEFINED. The following geographic territory will be your Area of Primary Responsibility:

            As defined on the map attached hereto.

      4.2 PROTECTED AREA. Provided you are in compliance with the terms of this Agreement, we will not operate or grant a franchise for the operation of a DOMINO'S PIZZA Store during the term of this Agreement whose area of primary responsibility significantly overlaps your Area of Primary Responsibility as determined by us.

5.    INITIAL PAYMENTS

      5.1 FRANCHISE FEE. Prior to your execution of this Agreement, you shall to pay us or our designee, to a bank account designated by us, or at our offices, a franchise fee in the amount of US $_____________ or, at our sole option, in the local currency equivalent.

      5.2 OPENING ADVERTISING AND PROMOTION FEE. You agree to provide us with opening advertising and promotion plans for our approval prior to opening the Store and additionally, to expend the local currency equivalent of US $3,000.00 in opening advertising and promotion, and to provide to us, upon our request, copies of all records evidencing said expenditures.

      5.3 NON-REFUNDABILITY OF FEES. The fees payable under this Section 5 are fully earned and are not refundable under any circumstances.

6.    ROYALTY FEE AND OTHER CHARGES

      6.1 AMOUNT AND PAYMENT. During the term of the Franchise, you agree to pay us a royalty fee in U.S. Dollars or, at DPII's option, its local currency on the date of payment of ______________________of the weekly Royalty Sales of the Store. This fee must be postmarked or wire transferred, if requested by DPII pursuant to subsection 15.4 hereof, on Monday and paid by Wednesday of each week on royalty sales for the week ending on the preceding Sunday. Any and all governmental and/or administrative approvals which may be required to permit the payment of the foregoing fees to DPII outside of the country in which the Store is located shall be obtained by Franchisee at its sole expense.








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      6.2   DEFINITION  OF ROYALTY  SALES.  The term  "Royalty  Sales" means the total receipts from all sales at or from the Store, excluding sales and equivalent taxes and coupons and similar discounts or beverage container deposits approved by us in advance. Premium items or similar items must be included in computing Royalty Sales unless these items have been sold at or below cost by the Store.

      6.3 INTEREST ON LATE PAYMENTS. All royalty fees, advertising contributions and all other amounts owed to us pursuant to this Agreement will bear interest after the due date at a rate which is two percent (2%) above the one-month London Interbank Offered Rate (LIBOR) for U.S. Dollars for the date on which payment was due, or if that date is not a business day, for the next business day. Entitlement to such interest shall be in addition to any other remedies we may have.

      6.4 APPLICATION OF PAYMENTS. When we receive a payment from you, we have the right in our sole discretion to apply it as we see fit to any past due indebtedness of yours due to us or our affiliates, whether for royalties, advertising contributions, purchases, interest, or for any other reason, regardless of how you may designate a particular payment to be applied.

      6.5 CONVERSION OF PAYMENTS. All fees, advertising contributions, and all other amounts owed to us in U.S. Dollars will be computed at the telegraphic transfer selling rate for U.S. Dollars quoted by Bank of America International as quoted in The Wall Street Journal with respect to the local currency for the date of payment, or if that date is not a business day, for the next business day. If the exchange rate at the time of remittance, as opposed to the exchange rate on the due date, must be used, you will compensate us for any resulting loss. If at any time legal restrictions shall be imposed upon the purchase of U.S. Dollars or the transfer to or credit of a non-resident corporation with payments in such currency, you will notify us immediately, and use your best efforts to obtain any consents or authorizations which may be necessary in order to effect payment. We may direct you to make payments to us in such other currency and in such other territory or jurisdiction as we may select, or (to the extent permissible by law) to make such payments to a designated account for our exclusive and sole use and benefit, and you will provide evidence to us of such payments. Our acceptance of payment in a currency other than U.S. Dollars will not relieve or release you of or from your obligation to make future payments in U.S. Dollars to the extent permitted by law.

      6.6 PAYMENT OF TAXES. You must pay to the local tax authorities, on our behalf, withholding payments required by law and provide us with an official receipt for payment of these withholding taxes. You may deduct the amount of any









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of these  withholding  taxes from the royalty payments to us. If you fail to pay these withholding taxes, you will indemnify us for the full amount of such taxes, including any losses occasioned by your failure to withhold any taxes imposed by any local jurisdiction on amounts payable by you pursuant to Sections 5 and 6, and for any liability (including penalties, interest, and expenses) arising from or concerning the payment of such taxes, whether such withholding taxes were correctly or legally asserted or not. All other taxes imposed, such as turnover taxes, value-added taxes, or sales taxes, which may be imposed now or in the future, will be your responsibility and will not affect your obligations to make payments as required under this Agreement.

7.    STORE LOCATION

      7.1 STORE LEASES. Concurrently with the execution of this Agreement, you will execute a sublease or lease agreement pursuant to which you will sublease or the premises of the Store at the location specified in Section 2.1. You will not execute a lease or sublease with a third party lessor for the Store, or any food preparation center ("Commissary") operated by you in connection with the Store, which has not been approved by us or which does not contain the terms we require in all such leases.

      7.2 REQUIRED LEASE PROVISIONS. The lease for the premises of the Store shall contain provisions to the effect that: (i) the lease is entered into by and between you and the lessor upon the express understanding that you are a licensed Franchisee and that the premises are to be used during the term of the lease solely as a franchised business. DPII, as Franchisor, is a third-party beneficiary of the lease agreement and is entitled to enforce on its own behalf the rights given to it in the agreement; (ii) upon termination or expiration of this Franchise for any reason, DPII shall have the right, but shall not be obligated, to assume your status and replace you as lessee, and you, upon exercise of that right by us, shall be fully released and discharged from all liability for future rent and other lease charges (except for liability for unpaid rent or other lease charges for the period of your occupancy or any other then existing liability to the lessor under such lease). DPII shall further have the right to assign the lease to another Franchisee upon 30 days notice to the lessor. You and the lessor shall complete any required documents and/or formalities to achieve this result; (iii) the lessor shall send us a copy of all notices of default which it sends to you; and (iv) upon termination of the lease or of the Franchise Agreement, the lessee shall remove all identifying signs and trademarks from the premises. If the lessee fails to do so within five (5) calendar days of its last day of active business or of the termination of the lease, whichever is sooner, Franchisor may remove such signs or marks itself.












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      7.3   LOCATION  AND USE.  You may operate  the Store only at the  location specified in Section 2.1, and you may not relocate the Store except with our prior written consent. The Store may only be used for the operation of a DOMINO'S PIZZA Store and other related activities approved by us in writing. You shall not allow the premises of the Store to be used for any immoral or illegal purpose.

      7.4 RELOCATION. If your lease expires or terminates without your fault, or if the site is condemned, destroyed or rendered unusable, we will grant permission for relocation of the Store to a new location to be approved or determined by us, for which you will execute a lease or sublease with us, our local subsidiary, or with a third party lessor, as we shall determine. Any relocation will be at your sole expense. In the event of relocation of the Store, you will pay us our reasonable expenses incurred in connection with any such relocation. We will not, however, charge you more than the sum of One Thousand U.S. Dollars (US $1,000.00) for the administrative expenses incurred by us in connection with such relocation.

      7.5 LOCATION AND OPERATION OF COMMISSARY. Any Commissary operated by you in connection with the Store may be located only at the premises of the Store or other premises approved by us. Such Commissary must be operated by you and your employees exclusively for the benefit of the Store or other Domino's Pizza Stores operated by you and may not be operated by any other person or entity without our prior written consent.

      7.6 TERMINATION OR ASSUMPTION OF LEASE. If you have leased or subleased the Store and/or the Commissary from us, or our local subsidiary then, upon the termination or expiration of the Franchise for any reason, such lease(s) and/or sublease(s) shall terminate. If you have leased or subleased the Store and/or the commissary from a third party lessor, upon the termination or expiration of the Franchise for any reason, we shall have the right to assume your status and replace you as a lessee or sublessee. Upon exercise of that right by us, you will be fully released and discharged from all liability for rent and all other future liability under the lease (although not from any liability for unpaid rent or any other then existing liability to the lessor under the lease). If we exercise our right to assume your lease, we will indemnify you and hold you harmless against any claim made for future rent or other future liability under the lease or sublease.

8.    STORE DEVELOPMENT

      8.1 INITIAL DEVELOPMENT AND CONSTRUCTION. You agree that promptly after obtaining possession of the site for the Store you will:








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      (a)   cause to be prepared  and submit for  approval by us a site plan and any modifications to our basic architectural plans and specifications for the Store, including requirements for dimensions, exterior design, materials, interior layout, equipment, fixtures, furniture, signs, and decorating. You understand that you may modify our basic plans and specifications only to the extent required to comply with applicable ordinances, building codes, and permit requirements and only with our prior written approval;

      (b) obtain all required zoning changes; all required building, driveway, utility, health, sanitation, and sign permits and any other required permits;

      (c) purchase or lease equipment, fixtures, furniture and signs meeting our specifications and requirements;

      (d) complete the construction and/or remodeling, equipment, fixture, furniture and sign installation and decorating of the Store in full and strict compliance with plans and specifications approved by us and all applicable ordinances, building codes and permit requirements; and

      (e) if applicable, obtain all customary contractors' sworn statements and partial and final waivers of lien for construction, remodeling, decorating and installation services provided for the Store.

      8.2 STORE OPENING. You agree to complete development of the Store and have the Store ready to open within a reasonable time after obtaining possession of the site for the Store. If you do not open the Store and have it operating within (6) months from the effective date of this Agreement, we will have the option to terminate this Agreement upon the giving of written notice to you.

9.    STORE REFURBISHING

      You agree to refurbish the Store (in addition to regular maintenance and repair), within six (6) months of receipt of written notice from us, as we may from time to time reasonably require to maintain or improve the appearance and efficient operation of the Store, to increase its sales potential, or to comply with our standards and identity. Refurbishing may include:

      (a) replacement of worn out or obsolete equipment, fixtures, furniture, and signs;

      (b) the substitution or addition of new or improved equipment, fixtures, furniture, and signs;

      (c)   redecorating;









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      (d)   repair of the  interior  and exterior of the premises and repair and resurfacing of parking facilities;

      (e)   structural modifications and remodeling of the premises; and

      (f)   repair or replacement of delivery and related motor vehicles.

      You will not be required to make aggregate expenditures for refurbishing of the Store in excess of one and one-half percent (1 1/2%) of the Royalty Sales of the Store from the date of its opening to the date of any required refurbishing or from the date of that refurbishing to the date of any subsequent refurbishing on those occasions when a subsequent refurbishing is required.

10.   TRAINING

      10.1 INITIAL TRAINING. You (or the Controlling Shareholder or Partner if you are a corporation or partnership and, if so, the Controlling Shareholder or Partner may substitute a designated individual) must enroll and complete all training programs and classes which we require for the operation of a DOMINO'S PIZZA Store. These training programs and classes will be furnished in the English language, at such times and places as we designate. There will be no separate charge for these training programs or classes. All training programs and classes must be completed to our satisfaction. You will be responsible for the travel, living expenses, and compensation of you or your employees incurred during these training programs and classes, and for the expenses of an interpreter, if necessary.

      10.2 TRAINING OF EMPLOYEES. You agree to implement a training program for employees of the Store in accordance with training standards and procedures prescribed by us from time to time. You also agree to purchase from us and utilize all training aids which we may require from time to time (e.g., films, videotapes or printed materials). You agree not to employ any person who is required by us to complete a training program but who fails or refuses to do so.

      10.3 ADDITIONAL TRAINING. We may also, at our option, require you (or the Controlling Shareholder or Partner if you are a corporation or partnership and, if so, the Controlling Shareholder or Partner may substitute a designated individual) to attend supplemental or additional training programs which may be offered from time to time by us during the term of the Franchise. You will be responsible for the reasonable costs of such programs and for the travel and living expenses and compensation of you and your employees incurred during these programs.






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11.   OPERATING ASSISTANCE

      11.1 ADVICE AND GUIDANCE. We will furnish you with such reasonable operating assistance as we determine from time to time to be necessary for the operation of the Store. Operating assistance will include advice and guidance regarding:

      (a)   methods of pizza preparation, packaging, and sale;

      (b)   hiring and training employees;

      (c)   formulating and implementing  advertising and promotional  programs;
and

      (d)   the  establishment  of  administrative,   bookkeeping,   accounting,
inventory control, and general operating procedures.

      You understand that the assistance provided to you under this Section 11 does not obligate us to operate the Store on your behalf at any time during the term of the Franchise or to provide the accounting or bookkeeping services required for the operation of the Store.

      11.2 OPERATING PROBLEMS. We will advise you from time to time of operating problems of the Store disclosed by reports submitted to or inspections made by us. We will make no separate charge for operating assistance except that we may make reasonable charges for forms and other materials supplied to you and for operating assistance made necessary in our judgment as a result of your failure to comply with any provision of this Agreement or for operating assistance requested by you in excess of that normally provided by us.

12.   STORE PRODUCTS AND SERVICE

      12.1 STORE MENU. You agree that you will offer for sale and sell at or from the Store all pizza and beverage products and the carry-out and delivery services that we from time to time authorize. You also agree that you will not offer for sale or sell at or from the Store any products or services not authorized by us in writing.

      12.2 DELIVERY SERVICE. You agree that the Store will at all times during approved hours of operation offer delivery service to all customers located within your Area of Primary Responsibility. You further agree that in order to maintain the quality of pizza, the Store will not offer delivery service to any customer whose order cannot be delivered within thirty (30) minutes of the time when such order is placed, taking into consideration the least favorable driving conditions and your strict compliance with all laws, regulations and rules of








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the road and due care and  caution in the  operation  of delivery  vehicles.  We shall have the right to prescribe from time to time the boundaries beyond which the Store may not offer delivery service. You further understand that in revising these boundaries we may in our discretion make adjustments to the size of your delivery and service area to account for, among other things, changing market conditions, population changes and other relevant considerations.

      12.3  SUPPLIES, EQUIPMENT AND MATERIALS.

      (a) All pizza and beverage preparation, dispensing, storage and display equipment; delivery and related motor vehicles; equipment, fixtures, furniture and exterior and interior signs and decorations required for the Store; pizza ingredients, beverage products and cooking materials; containers, packaging materials and other paper and plastic products; utensils, uniforms, menus, forms and cleaning and sanitation materials; and other supplies and materials used in the operation of the Store must conform to the specifications and quality standards established by us from time to time.

      (b) You must use in the operation of the Store boxes, containers and other paper or plastic products imprinted with the Marks as prescribed from time to time by us.

      (c) You will purchase ingredients, supplies, equipment, and materials used in the preparation, packaging, and delivery of pizza from us, DPI, or any of its subsidiaries, or from approved suppliers or distributors. If you propose to purchase or lease items or equipment not previously approved by us as meeting our specifications, you must first notify us and we may require submission of sufficient specifications, photographs, drawings and/or other information and samples to determine whether any such items meet our specifications. We will advise you within a reasonable time whether any proposed item meets our specifications.

      (d) Any ingredient, supply or material not previously approved by us as conforming to our specifications and quality standards must be submitted for examination and/or testing prior to use. We reserve the right from time to time to examine the facilities of any approved supplier or distributor, including the Commissary, if any, operated by you, and to conduct reasonable testing and inspection of the ingredients, materials or supplies to determine whether they meet our standards and specifications.

      (e) We also reserve the right to charge fees for testing and evaluating any proposed item or equipment submitted by you and any proposed suppliers or distributors and examining commissary operations and to impose reasonable limitations on the number of approved suppliers or distributors of any product. Approval of a supplier or distributor may be conditioned on requirements









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relating  to  frequency  of  delivery,  standards  of service  including  prompt attention to complaints and the ability to service and supply DOMINO'S PIZZA Stores within areas designated by us.

      (f) You agree not to resell to any third party any of the foregoing ingredients, supplies or materials which you have purchased or acquired from us, DPI or any of its subsidiaries, or from any suppliers or distributors.

      (g) We reserve the right to reinspect the facilities and products of any such approved suppliers or distributors from time to time, and to revoke our approval upon the failure of the supplier or distributor to meet our standards and specifications.

      (h) At the time the Store opens for business, you will stock the initial inventory of supplies, equipment and materials prescribed by us. Thereafter, you will stock and maintain all types of supplies, equipment and materials which we prescribe, in quantities sufficient to meet reasonably anticipated customer demand.

13.   ADVERTISING AND PROMOTION

      13.1 ADVERTISING FUND. You will be obligated to pay a minimum of four percent (4%) of the weekly Royalty Sales of the Store to a separate fund administered by you (the "Advertising Fund"). You will submit to us upon request an annual accounting of the receipts and disbursements of the Advertising Fund. It is also agreed that the advertising services of an agency must be approved by the Franchisor. [OPTION: YOU SHALL HOLD, DIRECT AND ADMINISTER THE ADVERTISING FUND, AND ACKNOWLEDGE AND AGREE THAT 25% OF THE ADVERTISING FUND MAY BE ALLOCATED BY US AS WE DIRECT IN ORDER TO FURTHER GENERAL PUBLIC RECOGNITION IN THE COUNTRY COMMUNITY FOR THE PURPOSE OF PROMOTING SALES IN THE TERRITORY.]

      13.2 STANDARDS. All advertising and promotion by you shall be completely factual and shall conform to the highest standards of ethical advertising as defined by DPII from time to time and to the policies prescribed from time to time by DPII, including policies contained in DPII's corporate identity manuals. You shall submit to us your advertising plans for the Stores for our review and approval and copies of such advertising and promotional material as to be mutually agreed upon for use by you.

14.   RECORDS AND REPORTS

      14.1 BOOKKEEPING AND RECORDKEEPING. You agree to establish a bookkeeping and recordkeeping system conforming to the requirements prescribed by us, relating, without limitation, to the use and retention of franchise documentation, daily sales slips, Domino's Original Order Right ("D.O.O.R.")






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


sheet masters, coupons, purchase orders, purchase invoices, payroll records, check stubs, bank statements, value added tax records and returns, cash receipts and disbursements, journals and general ledgers, as well as any bookkeeping and recordkeeping systems required by applicable law.

      14.2 SALES REPORTS AND FINANCIAL STATEMENTS. You agree to submit to us, in the English language:

      (a) with the royalty fee due, a weekly report of the sales of the Store and all other information and supporting records as we may require;

      (b) within twenty (20) days of the end of each month, an unaudited balance sheet as of the end of the preceding month and an unaudited statement of profit and loss of the Store and, if you are a corporation or partnership, of the corporation or partnership, for such month;

      (c) within sixty (60) days of the end of each fiscal year of the Store ending December 31, an unaudited balance sheet as of the end of the year and an unaudited annual statement of profit and loss and financial condition of the Store prepared in accordance with the local generally accepted accounting principles by an independent certified public accountant in the manner prescribed by us or, if you do not regularly employ an independent certified public accountant, by the person charged with the performance of financial recordkeeping for the Store;

      (d) upon our written request, exact copies of any and all tax filings required by any agency and/or taxing authority for any period; and

      (e) such other information as we may reasonably require to determine you and your owners' compliance with this Agreement or to assist you in the operation of the Store or to otherwise evaluate the performance of the Store.

      14.3 RIGHT TO REQUIRE AUDIT. We reserve the right to audit or cause to be audited the sales reports, financial statements and tax returns you are required to submit to us. In the event any audit discloses an understatement of the Royalty Sales of the Store for any period or periods, you must immediately pay on the amount of such understatement the required royalty fee, the required advertising contribution, and the amount, if any, required to be paid to your local or regional cooperative as provided in this Agreement, plus interest due. Further, in the event such understatement for any period or periods shall be two percent (2%) or more of the Royalty Sales of the Store, you will be obligated to reimburse us for the cost of the audit, including the charges of any independent certified public accountant used and the travel expenses, room and board and









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


compensation of our certified public accountant, its employees, and our employees. In the event you dispute the results of any audit conducted by us or our representatives, we will give you the right to have the results verified by an independent certified public accounting firm selected by our outside accounting firm. The expense of this audit shall be borne by you unless this further audit discloses that no deficiency is due in which case we will be obligated to pay for the audit. This audit shall be commenced within ten (10) days after completion of our initial audit. You agree to cooperate with all personnel conducting the audit. The results shall be binding upon the parties. You agree to pay any deficiencies within five (5) days after receipt of the final audit.

15.   OPERATING REQUIREMENTS

      15.1 OPERATING PROCEDURES. You agree to fully comply with all specifications, standards and operating procedures and rules from time to time prescribed for the Store, including, but not limited to, specifications, standards and operating procedures and rules relating to:

      (a)  the  safety,  maintenance,   cleanliness,  sanitation,  function  and
appearance of the Store premises and its equipment, fixtures, furniture, decor and signs;

      (b) qualifications, dress, grooming, general appearance and demeanor of you and your employees;

      (c) quality, taste, portion control and uniformity, and manner of preparation and sale, of all pizza and beverage products sold by the Store and of all ingredients, supplies and materials used in the preparation, packaging and sale of these items;

      (d)   methods  and  procedures   relating  to  receiving,   preparing  and
delivering customer orders;

      (e) minimum and maximum distances for which delivery service shall be offered;

      (f)   the hours during which the Store will be open for business;

      (g)   advertising and promotion;

      (h)   use of standard forms;

      (i) use and illumination of exterior and interior signs, posters, displays, menu boards and similar items;

      (j)   the handling of customer complaints;








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



      (k)   compliance with our identity  programs,  as exist from time to time;
and

      (l)   the vehicles and related equipment used for delivery.

      15.2 COMPLIANCE WITH LAWS AND OTHER BUSINESS PRACTICES. You agree to secure and maintain in force all required licenses, permits and certificates and operate the Store in full compliance with all applicable laws, ordinances and regulations. You also agree to pay when due all amounts payable pursuant to any provision of this Agreement or any other agreement with us or our affiliates or subsidiaries or pursuant to any agreement with any other creditor or supplier of the Store.

      15.3 DATA AND VOICE COMMUNICATIONS SYSTEMS. DPII and Franchisee agree that efficient data and voice communications are important to the operation of the Domino's System and coordination of the respective responsibilities of DPII and Franchisee. Accordingly, Franchisee agrees that, upon receipt of a written request therefor from DPII, Franchisee will immediately take steps to acquire and will install or cause to be installed in its Store within ninety (90) days from the date of such request a communications system and necessary peripheral equipment and software which will permit both voice and data communications with DPII (the "Communications Package"). DPII agrees to provide Franchisee with its hardware and software specifications and requirements and to provide such other technical information and pricing information as is available to DPII to assist and facilitate the acquisition, installation and operation of the Communications Package by Franchisee. DPII expressly reserves the right to require Franchisee to acquire and install a particular specified Communications Package. Franchisee agrees that the Communications Package will meet the technical specifications supplied by DPII from time to time, including updates thereof, so that such Communications Package will at all times be compatible with the communications system employed by DPII. It is understood and agreed that Franchisee shall bear the entire cost and expense of the acquisition, installation and operation of the Communications Package. In connection therewith, Franchisee agrees to execute such contracts and/or proprietary agreements or licenses as may be required by Domino's or the seller of the Communications Package to protect the proprietary rights of Domino's and/or said seller in any aspect of the Communications Package.

      15.4 ELECTRONIC FUNDS TRANSFER. DPII and Franchisee agree that it may become desirable to have available the means to electronically transfer royalty fee payments, advertising payments and the like from Franchisee's bank account directly to DPII's bank account, if possible. Accordingly, you hereby agree that at the request of DPII, you will execute such documents as may be necessary to permit and facilitate the electronic transfer of funds as contemplated herein, at your cost and expense.








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




      15.5 PRICES TO BE DETERMINED BY FRANCHISEE. We may from time to time offer guidance to you relative to prices for the products and services of the Store that in our judgment constitute good business practice. You will have the sole right to determine the prices to be charged from time to time by the Store. No such guidance shall be deemed or construed to impose upon you any obligation to charge any fixed, minimum or maximum prices for any product or service offered for sale by the Store. A fundamental feature of our operation is the prompt delivery of fresh hot products to the address or choice of the customer without additional cost. Accordingly, in order that our identity and reputation is maintained you will not makes any charges for delivery of products. You will not enter into any agreement or engage in any concerted practice with DOMINO'S PIZZA Stores or others relating to the prices at which products or services will be sold by you or by other DOMINO'S PIZZA Stores.

      15.6 OPERATING MANUAL. We will loan to you during the term of this Agreement one or more copies of an operating manual, operational bulletins, similar materials ("Operating Manual") containing proprietary know-how, mandatory and suggested specifications, standards and operating procedures and the rules prescribed from time to time by us, and information relative to the operation of the Store. You will conduct all your operations under this Agreement in accordance with the Operating Manual. The entire contents of the Operating Manual will remain confidential and our property. You will not duplicate, photocopy or otherwise reproduce the Operating Manual, either in whole or in part, without our written permission. If we require, you agree to translate the Operating Manual at your cost and expense, and provide us with a copy of the translation for our approval. All translated copies of the Operating Manual will be our property. We have the right to use the translation for any use we require.

      We shall have the right to add to and otherwise modify the Operating Manual from time to time, if deemed necessary by us, to improve the standards of service or product quality or the efficient operation of a Store, to protect or maintain the goodwill associated with the Marks or to meet competition. You may propose changes in the Operating Manual to conform it to the laws and customs of, and market characteristics in, the Area of Primary Responsibility, and we will determine, in our sole discretion, whether to change the Operating Manual as proposed by you. Our approval of such changes must be in writing.

      The provisions of the Operating Manual as modified from time to time and the mandatory specifications, standards and operating procedures and rules prescribed from time to time by us and communicated to you in writing, will







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


constitute provisions of this Agreement as if contained in this Agreement. You acknowledge the necessity and importance of all specifications and standards for the overall performance of the obligations set forth herein. You agree to use and apply the Domino's System as described herein and as set forth in the Operating Manual and any specifications, standards, rules and procedures. You will ensure that the Operating Manual is kept current and up-to-date. In the event of any dispute as to the contents of the Operating Manual, the provisions of the master copy of the Operating Manual (in the English language), maintained at our home office, will be controlling.

      15.7 TRADE SECRETS. In addition to maintaining the confidentiality of all information received by you or your Owners in conjunction with your operation of a Store as a franchisee, you hereby agree that you: (i) will maintain the absolute confidentiality of all information and methods provided by us with respect to the discharging of your responsibilities under this Agreement inclusive of, but not limited to, the Operating Manual; (ii) shall disclose such confidential information to your employees only to the extent necessary for your performance under this Agreement; and (iii) shall not use any such information in any other business or in any manner not specifically authorized or approved in writing by us.

      15.8 NEW CONCEPTS. If you develop any new concept, process or improvement in the operation or promotion of the Store, you agree to promptly notify us and provide us with all necessary information without compensation. You acknowledge that any such concept, process or improvement shall become our property and that we may utilize or disclose this information to other franchisees, without compensation to you.

      15.9 FRANCHISEE MUST DIRECTLY SUPERVISE STORE. The Store shall at all times be under the direct, on-premises supervision of you or your designee (or the Controlling Shareholder or Partner if you are a corporation or partnership and, if so, the Controlling Shareholder or partnership may substitute a designated individual). You or your designee (or the Controlling Shareholder or Partner if you are a corporation or partnership and, if so, the Controlling Shareholder or Partner may substitute a designated individual) must devote your full time and efforts (excluding reasonable vacation periods) as manager of the Store or to the management of other DOMINO'S PIZZA Stores (or other related activities approved by us in accordance with Section 7.2 of this Agreement). If you own more than one (1) Store, each Store owned must be under the direct, on-premises supervision of a manager:

      (a)   who has completed, to our satisfaction, such training as we specify;










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



      (b)   whose identity has been disclosed to us; and

      (c) who shall have executed, upon our request, an agreement in the form approved by us agreeing not to divulge any trade secret or confidential or proprietary information, including the contents of the Operating Manual, or to engage in or have any interest in any other fast food business, including without limitation, sit-down, carry-out or delivery pizza business for the period of employment and one (1) year thereafter.

      15.10 INSURANCE. You shall at all times during the term of the Franchise maintain in force at your sole expense general liability insurance with a minimum limit approved by DPII (including, but not limited to, coverage for personal injury, products and contractual liability), motor vehicle liability insurance with a minimum limit approved by DPII (including, but not limited to, hired and non-owned coverage), property insurance (including, but not limited to, fire, extended coverage, vandalism and malicious mischief), workmen's compensation insurance as required by applicable law, an umbrella policy, if available at reasonable cost to Franchisee with a minimum limit approved by DPII, and any other insurance required under applicable law or which we require, under one or more policies of insurance containing coverage and limits, from time to time prescribed by us. All insurance policies must be issued by an insurance carrier (a) having the highest possible rating under the rating system, if any, generally in use in the country in which the Store is located, and (b) if requested, approved by DPII. All general liability and motor vehicle liability insurance policies must name us and the subsidiaries and affiliates which we designate as additional insureds and provide that we receive thirty
(30) days prior written notice of termination, expiration, cancellation, modification or reduction in coverage or limits of any such policy and that we receive prompt notice from the carrier of any claim filed under the policy. You must submit to us annually within fifteen (15) days of issuance a copy of the certificate of or evidence of the renewal or extension of each such insurance policy or any modifications to any such insurance policies. If at any time you fail or refuse to maintain in effect any insurance coverage required by us, or to furnish satisfactory evidence of such insurance, we may, at our option and in addition to any other rights and remedies we may have, obtain insurance coverage on your behalf, and you agree to promptly execute any applications or other forms or instruments required to obtain any such insurance and pay to us on demand any costs and premiums incurred by us. Your obligation to obtain and maintain the insurance described in this Agreement shall not be limited in any way by reason of any insurance maintained by us.

      15.11 IDENTIFICATION AS FRANCHISEE. You agree to exhibit (a) on the Store premises and (b) on all delivery vehicles (or on car top signs on all delivery









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


vehicles) signs of sufficient prominence and wording as we may prescribe from time to time so as to advise the public that the Store is owned, operated and maintained solely by you and that each such delivery vehicle is owned, operated and maintained by you or the driver of the vehicle, as the case may be.

16.   MARKS

      16.1 USAGE. You acknowledge that DPI is the owner of all Marks licensed to you by this Agreement and that all usage of the Marks and any goodwill established shall inure to DPI's exclusive benefit. You further acknowledge that DPI has licensed DPII to grant licenses for the use of the Marks outside of the United States. You shall use the Marks in full compliance with rules prescribed from time to time by DPII. You will execute such form of Registered User Agreement of the Marks or its equivalent in ____________ as may be required by DPII from time to time and reimburse DPII for the cost of registering such document with the Trade Mark Office. You agree that in case you directly or indirectly contest the validity of our rights or ownership of the Marks, we may terminate this Agreement. You shall not attempt to register any Mark or derivative thereof, shall not use any Mark as part of any corporate name or with any prefix, suffix or other modifying words, terms, designs or symbols nor may you use any Mark in connection with the sale of any unauthorized product or service or in any other manner not explicitly authorized in writing by us or by DPI. Upon expiration or termination of this Agreement, no monetary amount shall be assigned or attributable to any goodwill associated with your use of the Domino's System or the Marks.

      16.2 INFRINGEMENTS. You agree to immediately notify us of any infringement of or challenge to your or our use of any Mark or claim by any person of any rights in any mark or any suspected passing-off or unfair competition involving the Marks or the Domino's System. You agree that you will not communicate with any person other than us, DPI and our counsel in connection with any such infringement, challenge or claim. Unless you have an independent cause of action pursuant to applicable law, we and DPI will have sole discretion to take such action as we deem appropriate and the right to exclusively control any litigation or Patent and Trademark Office proceeding (or proceedings of the equivalent office, agency or ministry in the country in which the Store is located) or other proceeding arising out of any infringement, challenge or claim or otherwise relating to any Mark. You agree to execute any and all instruments and documents, render such assistance and do such acts and things as may, in the opinion of our counsel, be necessary or advisable to protect and maintain our interests in any such litigation, Patent and Trademark Office proceedings, or other proceeding or to otherwise protect and maintain DPI's interest in the Marks.









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


      16.3 INDEMNIFICATION. You will promptly notify us of any unauthorized use of the Marks, any challenge to the validity of the Marks, or any challenge to our ownership of, our right to use and to license others to use, or your right to use, the Marks. You acknowledge that we have the right to direct and control any administrative proceeding or litigation involving the Marks, including any settlement thereof. We will defend you against any third-party claim, suit, or demand arising out of your use of the Marks. If we, in our sole discretion, determine that you have used the Marks in accordance with this Agreement, the cost of such defense, including the cost of any judgment or settlement, will be borne by us. If we, in our sole discretion, determine that you have not used the Marks in accordance with this Agreement, the cost of such defense, including the cost of any judgment or settlement, will be borne by you. In the event of any litigation relating to your use of the Marks, you will execute any and all documents and do such acts as may, in our opinion, be necessary to carry out such defense or prosecution, including, but not limited to, becoming a nominal party to any legal action. Except to the extent that such litigation is the result of your use of the Marks in a manner inconsistent with the terms of this Agreement, we agree to reimburse you for your out-of-pocket costs in doing such acts.

17.   INSPECTIONS

      We will have the right at any time during business hours and without prior notice to conduct reasonable inspections of the Store and the Commissary, if any, operated by you. We will have the right to audit any business records and to take a physical inventory of the assets of any such Store or Commissary. Inspections of any such Store will be made at our expense unless we are required to make any additional inspections in connection with your failure to comply with this Agreement. In such event, we will have the right to charge you for the costs of making all additional inspections in connection with your failure to comply, including without limitation travel expenses, hotel accommodations, meals and compensation of our employees.

18.   TERMINATION AND EXPIRATION

      18.1 TERMINATION BY FRANCHISEE. If you are in compliance with this Agreement and we breach this Agreement and fail to cure any breach within thirty
(30) days after written notice is delivered to us, you may terminate this Agreement and the Franchise effective ninety (90) days after delivery of notice to us. A termination of this Agreement and the Franchise by you without complying with these requirements or for any reason other than our breach of these requirements or for any reason other than our breach of this Agreement and our failure to cure the breach within thirty (30) days after receipt of written notice from you shall be deemed a termination by you without cause and not in accordance with the provisions of this Agreement.









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




      18.2 BY DPII. In addition to any other grounds for termination, we shall have the right to terminate this Agreement effective upon delivery of notice of termination to you, if:

      (a) you or any of your Owners have made any material misrepresentation on your application for the Franchise which is not cured within a reasonable period of time;

      (b) you do not open the Store within six (6) months from the effective date of this Agreement;

      (c) you are judged bankrupt, become insolvent, or make an assignment for the benefit of creditors, or a petition under any bankruptcy law, which is not dismissed within one hundred twenty (120) days, is filed against you or a receiver or other custodian is appointed for a substantial part of the assets of the Store;

      (d)   you abandon or fail to continuously and actively operate the Store;

      (e) the lease or sublease for the Store is terminated or canceled or you are unable to renew or extend the lease or sublease or you fail to maintain possession of the Store premises unless you are permitted to relocate the Store under Section 7 of this Agreement in which case this paragraph will not apply;

      (f) you or any of your Owners are convicted of a felony or a crime which substantially impairs the goodwill associated with the Marks, or you or any of your Owners engage in any conduct which adversely affects the reputation of the Store or the goodwill associated with the Marks as conclusively determined by us;

      (g) you intentionally underreport the Royalty Sales of the Store for any period or periods;

      (h) you or any of your Owners violates any of the restrictions contained in Sections 20 or 21 of this Agreement;

      (i) you fail to comply with any material provision of this Agreement or any specification, standard or operating procedure or rule prescribed by us which relates to the use of any Mark or the quality of pizza or any beverage sold by you or the cleanliness and sanitation of the Store and you do not correct this failure within seven (7) calendar days after written notice is delivered to you;

      (j) you fail to pay when due any amount owed to us, our affiliates or subsidiaries, or tax authorities, or any creditor or supplier of the Store (other than amounts being bona fide disputed through appropriate proceedings) and you do not correct such failure within fifteen (15) calendar days after written notice is delivered to you;



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




      (k) you fail to obtain or maintain insurance required by us and you do not correct this failure within forty-eight (48) hours after written notice is delivered to you;

      (l) an audit by us discloses an understatement of Royalty Sales and you fail to pay to us the applicable royalty fee and advertising contribution and interest due within five (5) calendar days after receipt of the final audit report;

      (m) the interest of a deceased or permanently disabled person is not disposed of in accordance with the terms of this Agreement;

      (n) you or any of your Owners fail on three (3) or more occasions during any one (1) year period to comply with any one or more material provisions of this Agreement including, without limitation, your obligation to submit when due sales reports or financial statements, to pay when due the royalty fees, advertising contributions or other payments to us or our affiliates or subsidiaries or any other creditors or suppliers of the Store whether or not such failure to comply is corrected after notice is delivered to you;

      (o) you or any of your Owners fail to comply with any other material provisions of this Agreement or any specification, standard or operating procedure, and you fail to correct this failure within thirty (30) calendar days after written notice is delivered to you; (p) you fail to properly execute any document required by this Agreement or in connection with the operation of the Store or which is necessary to properly implement or effectuate any of the provisions of this Agreement or to record this Agreement or any document executed hereunder or in connection herewith, and you fail to correct such failure within thirty (30) calendar days after written notice thereof is delivered to you;

      (q) you directly or indirectly contest the validity of DPI's ownership of the Marks or our right to use or to license others to use the Marks;

      (r) you are in breach of any other agreements between you and DPII or any of our affiliates or subsidiaries and you fail to cure such breach within fifteen (15) days after written notice is delivered to you; or

      (s) you or your Owners are involved in any act or conduct which impairs our reputation and the goodwill associated with the marks and the system as conclusively determined by us.

      18.3 OBLIGATIONS UPON TERMINATION OR EXPIRATION. Upon termination or expiration of this Agreement, all rights granted to you under this Agreement shall forthwith terminate, and:







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




      (a) You will immediately cease to operate the Store, and will not thereafter, directly or indirectly, represent to the public or hold yourself out as a present or former franchisee of DPII;

      (b) You will immediately and permanently cease to use, in any manner whatsoever, any confidential methods, procedures and techniques associated with the Domino's System; the Mark "DOMINO'S PIZZA"; and all other Marks and distinctive forms, slogans, signs, symbols and devices associated with the Domino's System. In particular, you will cease to use, without limitation, all signs, advertising materials, displays, stationery, forms, products and any other articles which display the Marks;

      (c) You will take such action as may be necessary to cancel any assumed name registration or equivalent registration obtained by you which contains the mark "DOMINO'S PIZZA" or any other Marks, and you will furnish us with evidence of compliance with this obligation within five (5) days after termination or expiration of this Agreement;

      (d) You will, in the event you continue to operate or subsequently begin to operate any other business, not use any reproduction, counterfeit, copy or colorable imitation of the Marks, either in connection with such other business or the promotion thereof, which, in our sole discretion, is likely to cause confusion, mistake or deception, or which, in our sole discretion, is likely to dilute our rights in and to the Marks. You further agree not to utilize any designation of origin or description or representation which, in our sole discretion, falsely suggests or represents an association or connection with the Domino's System constituting unfair competition;

      (e) You will promptly pay all sums owing to us or our affiliates. In the event of termination for any default by you, such sums shall include all damages, costs and expenses, including reasonable attorneys fees, incurred by us as a result of the default, which obligation shall give rise to and remain, until paid-in-full, a lien in our favor against any and all of the personal property, furnishing, equipment, signs, fixtures and inventory owned by you and on the Store premises at the time of default;

      (f) You will pay to us all damages, costs and expenses, including reasonable attorneys' fees, incurred by us subsequent to the termination or expiration of this Agreement in obtaining injunctive or other relief for the enforcement of any provisions of this Section 18;

      (g)   You will  immediately  deliver  to us the  Operating  Manual and all other records, correspondence and instructions containing confidential information relating to the operation of the Store, all of which are acknowledged to be our property, and you will not retain any copy or record of any of the foregoing;






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




      (h) You will notify the telephone company and all listing agencies of the termination or expiration of your right to use all telephone numbers and all classified and other directory listings relating to the Store and to authorize transfer of these to us or our franchisee or designee. You acknowledge that we have the sole rights to and interest in all telephone numbers and directory listings relating to any Mark, and you authorize us to direct the telephone company and all listing agencies to transfer all telephone numbers and directory listings to us, our franchisee or designee. If you fail or refuse to do so, by execution of this Agreement, you irrevocably appoint us as your lawful attorney-in-fact with full power and authority to direct the telephone company and all listing agencies to transfer all telephone numbers and directory listings to us or our designee;

      (i) You will make the Store accessible and available to us to operate pursuant to Section 19.9 of this Agreement, if we elect to do so.

19.   OPTION TO PURCHASE STORE

      19.1 OPTION. Upon the termination or expiration of this Agreement, we or any party we designate shall have the option, but not the obligation, exercisable for thirty (30) days, to purchase the Assets of the Store. For purposes of Section 19, the term "Assets" shall mean the equipment, inventory, leasehold interests and improvements and favorable rights and covenants of the Store, but exclusive of delivery vehicles except as provided below.

      19.2 FORMULA PRICE. The purchase price for these assets and the covenants shall be equal to twenty-five percent (25%) of the first Three Hundred Thousand Dollars (U.S. $300,000) of Royalty Sales ("Base Amount") of the Store during the twelve (12) calendar months immediately preceding the date of termination or expiration plus thirty-five percent (35%) of the Royalty Sales in excess of the Base Amount during this period. The purchase price shall be allocated among the Assets and covenants in the manner prescribed by us.

      If the Store has been in operation less than twelve (12) months, the option price shall be the Cost of the Store plus ten percent (10%). The term "Cost" shall be defined as your documented expenditures for the equipment, inventory and leasehold improvements of the Store, but shall not include any charges for labor performed by you or your family members in connection with the development of the Store.









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


      19.3 DELIVERY VEHICLE. In the event we exercise our option to purchase the Assets of the Store, we will also agree to purchase one (1) properly marked and operable delivery vehicle, if any, owned by the Store. The purchase price for this vehicle will be its wholesale value. If we are unable to agree on the wholesale value of this vehicle, the wholesale value will, if possible, be determined in accordance with the wholesale values for automobiles contained in a nationally recognized publication for the month in which we exercise our option to purchase the Assets of the Store.

      19.4 PURCHASE OF COMMISSARY. In the event you operate a Commissary in connection with the Store, we shall also have the option to purchase the Assets of the Commissary. The Purchase price for the Assets of the Commissary will be the net book value (based upon a seven year depreciation schedule).

      19.5 DEDUCTIONS FROM PURCHASE PRICE. In the event we exercise our option to purchase the Assets of the Store, the purchase price will be reduced by:

      (a) the total current and long term liabilities of the Store assumed by us as described below, and

      (b) the amount necessary to upgrade and renovate the Store to meet our then current standards for a DOMINO'S PIZZA Store.

      We will assume all current and long term liabilities (except liabilities to you or your Owners or secured by or relating to delivery vehicles which we are not purchasing) up to the amount of the purchase price subject, however, to all defenses available to you. Further, the amount we charge for upgrading and renovating the Store will not exceed one and one-half percent (1- 1/2%) of the Royalty Sales of the Store from the date of opening to the date of termination or expiration reduced by an amount equal to the total expenditures made by you for renovation and upgrading of the Store at our request up to the date of termination or expiration.

      19.6 PAYMENT OF PURCHASE PRICE. The balance of the purchase price, after deductions described above will be payable as follows: ten percent (10%) of the balance at the time of closing and the remainder in sixty (60) equal monthly installments of principal plus interest at a rate of interest per annum equal to the one month London Interbank Offering Rate (LIBOR) for U.S. Dollars determined as of the closing date with annual adjustments based on said Rate as in effect on each anniversary date. The first payment will be due on the first day of the second succeeding calendar month following closing and the remaining payments on the first day of each month thereafter. On the first payment date, interest from the date of closing shall also be paid. We shall pay you all such payments in U.S. Dollars or, at our option, its local currency equivalent on the date of payment, to a bank account designated by you, or at your offices. We will have the right to set off from the purchase price any amounts you owe us or any related corporation or entities as of the date of payment.






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




      19.7 REAL PROPERTY. In the event you own the real property on which the Store or Commissary is located, we or any third party we designate (the "Designee") will also have the option to purchase this property for a period of thirty (30) days following expiration or termination of this Agreement. The purchase price pursuant to this option will be the fair market value as determined by an independent appraiser selected by both of us. If we cannot agree on an independent appraiser, we each shall select an independent appraiser who shall select a third independent appraiser. The independent appraiser selected by our appraisers shall determine the fair market value of the real property and his determination shall be final and binding on the parties. The purchase price will be payable in full at the closing minus customary prorations including the pay-off of existing mortgage liens. If we or our Designee do not elect to purchase the real property, we or our Designee will have the option to enter into a lease approved by us for the premises and you will use your best efforts to secure such a lease for us.

      19.8 CLOSING. The closing shall occur within thirty (30) days after we exercise our option or our Designee's to purchase the Assets and/or real property or such later date as may be necessary to comply with applicable bulk sales or similar laws, if any. At the closing, we both agree to execute and deliver all documents necessary to vest title in the purchased Assets and/or real property in us free and clear of all liens and encumbrances, except those assumed by us or our Designee, and/or to effectuate the lease of the Store premises. You also agree to provide us with all information necessary to close the transaction. We or our Designee reserve the right to assign our option to purchase the Store or Commissary, if any, operated in connection with the Store (and the real property to the extent applicable) or designate a substitute purchaser for the Store. We or our Designee agree, however, to be responsible for and shall guarantee payment of any deferred portion of the purchase price as provided in Section 19.6 of this Agreement in the event our Designee purchases the Assets of the Store. If you do not execute and deliver any documents required, by execution of this Agreement you irrevocably appoint us as your lawful attorney-in-fact with full power and authority to execute and deliver in your name all these documents. You also agree to ratify and confirm all of our acts as your lawful attorney-in-fact and to indemnify and hold us harmless from all claims, liabilities, losses, or damages suffered by us in so doing.

      19.9 OPERATION DURING OPTION PERIOD. We will have the right, upon written notice to you, to manage the Store during the period in which we have or our Designee has the option to purchase the Store upon termination or expiration of this Agreement and for the period following the exercise of our option and prior to the closing on the same terms and conditions as described in Section 21.7.







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



      19.10 FORMULA PRICE. The parties agree that the formula price described in
Section 19.2 is the agreed upon method of arriving at a price for the assets of the Store in the event we or our Designee exercise the option contained in this
Section 19 and is not to be deemed a conclusive indication of the value of the Store under other circumstances.

20.   RESTRICTIVE COVENANTS

      20.1 IN-TERM COVENANT. You and your Owners agree that during the term of this Agreement neither you nor your Owners will, directly or indirectly for the benefit of you or your Owners, or through or on behalf of or in conjunction with any other person, partnership or corporation, engage in, be employed by, advise or assist, invest in, franchise, make loans to, or have any interest in any fast food business, including but not limited to sit-down, carry-out or fast food delivery business or acquire any financial interest in the capital of such business which might provide the power to influence the economic conduct of such business (except for DOMINO'S PIZZA Stores operated under franchise agreements entered into with us or other DOMINO'S PIZZA Stores in which you or your Owners have an ownership interest).

      20.2 POST-TERM COVENANT. You and your Owners agree that for a period of one (1) year after termination or expiration of this Agreement, or the date on which you cease to operate the Store, whichever is later, neither you nor your Owners will, directly or indirectly for the benefit of you or your Owners, or through or on behalf of or in conjunction with any other person, partnership or corporation, own, engage in, be employed by, advise, assist, invest in, franchise, make loans to, or have any interest in any pizza business, including but not limited to, sit-down, carry-out or pizza delivery business located at the premises of the Store or within ten (10) miles of the premises of the Store (except for other DOMINO'S PIZZA Stores operated under franchise agreements with us or other DOMINO'S PIZZA Stores in which you or your Owners shall have an ownership interest).

      20.3  OWNERSHIP  OF PUBLIC  COMPANIES.  The  covenants  contained  in this
Section 20 shall not apply to ownership by you or your Owners of less than a five percent (5%) beneficial interest in the outstanding equity securities of any corporation whose stock is publicly traded.

      20.4 SOLICITATION OF EMPLOYEES. You and your owners agree that during the term of this Agreement neither you nor your Owners will directly or indirectly








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


solicit or employ any person who is employed by us, nor will you or your Owners induce or attempt to induce any of these people to leave their employment without our prior written consent and the consent of their employers.

      20.5 CONFIDENTIALITY. You and your Owners agree to maintain the absolute confidentiality of the Operating Manual and all other information concerning the Domino's System during and after the term of the Franchise, disclosing this information to the other employees of the Store only to the extent necessary for the operation of the Store in accordance with this Agreement, and that you and your Owners will not use the Operating Manual or such other information in any other business or in any manner not specifically authorized or approved by us in writing. You shall take all steps necessary to ensure that all staff personnel having access to any confidential information are aware of the obligation to keep the information confidential and comply herewith.

      20.6 OWNERS OF CORPORATION OR PARTNERSHIP. If you are a corporation or partnership, the Owners, by executing this Agreement, shall be bound individually, jointly and severally, by the provisions contained in this Agreement, including the restrictions set forth in this Section 20. Further, a violation of any of the provisions of this Agreement, including the covenants contained in this Section 20, by any Owner shall also constitute a violation by you of your obligations under this Agreement.

21.   ASSIGNMENT

      21.1 BY DPII. We shall have the right to transfer or assign this Agreement and all or any part of our rights or obligations under this Agreement to any individual or legal entity, and you agree to release us from all liability to you for performance under this Agreement subsequent to any such assignment.

      21.2 BY FRANCHISEE. This Agreement is personal to you and your Owners. Accordingly, neither you nor any of your Owners may assign or transfer this Agreement, any direct or indirect interest in this Agreement (including any interest in the assets of the Store) and, if you are a corporation or partnership, any interest in the corporation or partnership, except with our prior written approval and as specifically authorized under this Agreement. Any attempted assignment or transfer that we have not previously approved in writing and which was not made in accordance with this Agreement shall have no effect and shall constitute a breach of this Agreement.

      21.3 ASSIGNMENT TO CORPORATION OR PARTNERSHIP. We will not withhold our consent if you propose to assign this Agreement to a corporation or partnership for the convenience of ownership of the Store, provided:









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



      (a) the corporation or partnership conducts no business other than the operation of the Store or other DOMINO'S PIZZA Stores (or other related activities authorized under this Agreement);

      (b)   the corporation or partnership is actively managed by you;

      (c) the person designated as the Controlling Shareholder or Partner retains a controlling interest in the partnership or the equity and voting power of all issued and outstanding capital stock of the corporation; and

      (d) all shareholders and investors meet our requirements as established from time to time and agree to guarantee the obligations of the corporation or partnership under this Agreement and to be bound by the terms of this Agreement in the manner prescribed by us.

      If you are a corporation or partnership or if this Agreement is assigned to a corporation or partnership, you must comply with the requirements set forth in this Section 21.3 throughout the term of this Agreement. Unless prohibited by local law, the articles of incorporation and by-laws of any corporation or the organization documents of any partnership owning the Franchise, including all stock certificates, shall recite that they are subject to all restrictions contained in this Agreement. We shall also have the right to require, as a condition of any assignment of this Agreement to a corporation or partnership or the operation of the Franchise by a corporation or partnership, that the shareholders or partners enter into a buy/sell agreement among themselves in a form and containing such terms as we prescribe for transfers of ownership interests in such corporation or partnership. You shall provide us with all documents to be executed in connection with any such assignment and we shall use our reasonable efforts to approve or disapprove these within thirty (30) days after receipt. You hereby irrevocably appoint us as your attorney to do all acts and things and to give instructions to third parties as we may consider necessary in order to perform the foregoing.

      21.4 ASSIGNMENT OR TRANSFER TO OTHERS. We will not unreasonably withhold our consent if you propose to sell, transfer or assign this Agreement or, if you are a corporation or partnership, an ownership interest in the corporation or partnership, to others, provided:

      (a) you and your Owners are not in default under this Agreement or any other agreement with us or our subsidiaries or affiliates or any other creditor or supplier of the Store;

      (b) the proposed transferee or assignee and its Controlling Shareholder or Partner and all other owners if it is a corporation or partnership meets our then applicable standards for franchisees or Owners;







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




      (c) the proposed transferee or assignee and its Owners if it is a corporation or partnership is not operating any other fast-food business, including but not limited to, sit-down, carry-out or pizza delivery business except other DOMINO'S PIZZA Stores;

      (d) the proposed transferee or assignee and its Owners if it is a corporation or partnership signs our then current form of standard franchise agreement for a term equal to the remaining term of this Agreement or, at our election, the then current term under the standard franchise agreement, whichever is longer;

      (e) the proposed transferee or assignee or the person designated by us must complete all required training to the extent required by us; and

      (f) the proposed transferee or assignee pays us a transfer fee of the local currency equivalent of (US $1,500).

      The provisions of (d), (e) and (f) above shall not apply to an approved sale, transfer or assignment by a shareholder or partner that does not convey a controlling interest in the corporation or partnership except that the proposed transferee or assignee must guarantee the performance by Franchisee of its obligations under this Agreement and agree to be bound by all of the provisions of this Agreement in the form prescribed by us. You must provide us with all documents to be executed by you and/or your Owners and the proposed purchasers in connection with any transfer or assignment at least thirty (30) days prior to signing.

      21.5 ASSIGNMENT UPON DEATH, MENTAL INCAPACITY OR PERMANENT DISABILITY. Upon the death, mental incapacity or permanent disability of any person with an interest in this Agreement or in the Franchisee, the executor, administrator or personal representative of such person shall transfer such interest to a third party approved by us within six (6) months after such death, permanent disability or mental incapacity. Such transfers, including, without limitation, transfers by devise or inheritance, will be subject to the same condition as any inter vivos transfer. In the case of transfer by devise or inheritance, if the heirs or beneficiaries of any such person are unable to meet the conditions of this Section, the executor, administrator or personal representative of the decedent shall transfer the decedent's interest to another party approved by us within a reasonable time, which disposition will be subject to all the terms and conditions for transfers contained in this Agreement.

      21.6 DEFINITION OF PERMANENT DISABILITY. You or your Owners will be deemed to have a "Permanent Disability" if your or your Owners' usual, active participation in the Store as contemplated by this Agreement is for any reason curtailed for a continuous period of six (6) months or more.







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


      21.7 OPERATION BY DPII AFTER DEATH OR PERMANENT DISABILITY. We shall have the right to appoint a manager for the Store if in our judgment the Store is not being managed properly after your death or Permanent Disability or the death or permanent disability of an owner. All funds from the operation of the Store during the management by our appointed manager will be kept in a separate fund, and all expenses of the Store including compensation, other costs, and travel and living expenses of our manager will be charged to this fund. We will charge a weekly management fee of five and one-half percent (5.5%) of the weekly Royalty Sales of the Store (in addition to the royalty fee and advertising contributions payable under this Agreement) during the period in which we manage the Store on your behalf. In managing the Store, our obligation will be to use our reasonable efforts and we will not be liable for any debts, losses or obligations of the Store, to any of your creditors for any products, materials, supplies or services purchased by the Store prior to or during the time of management by our manager. If the fund which we maintain is insufficient to pay the expenses of the Store, we will notify you or your executor, administrator, conservator, guardian or other personal representative and this person must deposit in the fund within five (5) business days, any amount required by us to attain a reasonable balance in the fund.

      21.8 RIGHT OF FIRST REFUSAL OF DPII. If you or your Owners propose to sell the Store (or its Assets) or, if you are a corporation or partnership, any ownership interest in the corporation or partnership and you or your Owners obtain a bona fide, executed written offer to purchase this interest, you or your Owners are obligated to deliver a copy of the bona fide offer to us along with all documents to be executed by you or your Owners and the proposed assignee or transferee. We or our Designee will, for a period of thirty (30) days from the date of delivery of this offer to us, have the right, exercisable by written notice to you or your Owners, to purchase the Store (or its Assets) or such ownership interest for the price and on the terms and conditions contained in the offer. We or our Designee may substitute equivalent cash for any form of payment proposed in such offer or designate a substitute purchaser for the Store (or the Assets) or the ownership interest being offered, provided that we will assume responsibility for the performance of our Designee. If we or our Designee do not exercise this right of first refusal, the offer may be accepted by you or your Owners, subject to our prior written approval as provided in this Agreement. If the offer is not accepted within sixty (60) days, we or our Designee will again have the right of first refusal to purchase the Store as described above. This section will not apply to transfers made in accordance with Section 21.3 of this Agreement.









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


22.   CONTRACT INTERPRETATION AND ENFORCEMENT

      22.1 EFFECT OF WAIVERS. No waiver by us of any breach or a series of breaches of this Agreement shall constitute a waiver of any subsequent breach or waiver of the performance of any of your obligations under this Agreement. Our acceptance of any payment from you or the failure, refusal or neglect by us or you to exercise any right under this Agreement or to insist upon full compliance with our or your obligations under this Agreement or with any specification, standard or operating procedure or rule will not constitute a waiver of any provision of this Agreement.

      22.2 COST OF ENFORCEMENT. If we institute any legal or equitable action against you to secure or protect our rights under or to enforce the terms of this Agreement, in addition to any judgment entered in our favor, we shall be entitled to recover such reasonable attorneys fees as we may have incurred together with court costs and expenses of litigation.

      22.3 INDEMNIFICATION OF DPII AND DPI. If we, DPI or any of either of our subsidiary or affiliated companies (collectively the "Domino's Companies") are subjected to any claim, demand or penalty or become a party to any suit or other judicial or administrative proceeding by reason of any claimed act or omission by you, your employees or agents, or by reason of any act occurring on the Store premises, or by reason of an omission with respect to the business or operation of the Store including, but not limited to, making a delivery or returning from making a delivery, you shall indemnify and hold the Domino's Companies and each of them harmless against all judgments, settlements, penalties and expenses, including attorneys fees, court costs and other expenses of litigation or administrative proceeding incurred by or imposed on any of them in connection with the investigation or defense relating to such claim or litigation or administrative proceeding.

      22.4 CONSTRUCTION AND SEVERABILITY. All references in this Agreement to the singular shall include the plural where applicable, and all references to the masculine shall include the feminine and vice-versa. If any part of this Agreement for any reason shall be declared invalid and unenforceable, such provision shall be severed (and this shall not affect the validity of the remaining provisions) or, if possible, modified to best preserve the intentions of the parties and this Agreement, so modified, shall remain in full force and effect. Moreover, any provision not provided for herein, however mandatory pursuant to applicable law, shall be deemed to be part of this Agreement and enforceable.











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

      22.5 INTEGRATION AND MODIFICATION. This Agreement constitutes the entire agreement between the parties and supersedes all prior and contemporaneous agreements or understandings of the parties, oral or written, regarding the subject matter of this Agreement. The covenants of shareholders/partners form a part of this Agreement. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of any party to enforce any claim or right under this Agreement, whether or not liquidated, which occurred prior to the date of such modification, waiver, termination, rescission, discharge or cancellation. This Agreement may not be modified, except in writing, and signed by the authorized representative of the parties. The parties hereto agree to make any amendment/modification required to bring this Agreement in compliance with applicable antitrust laws.

      22.6  APPLICABLE LAW; ARBITRATION.

      (a) This Agreement will be interpreted and construed under the laws of the State of Michigan. In the event of any conflict of law, the laws of Michigan will prevail, without regard to the application of Michigan conflict-of-law rules. Nothing in this Section is intended by the parties to subject this Agreement to any franchise or similar statute, rule or regulation of the State of Michigan to which it would not otherwise be subject.

      (b) Any claim or controversy arising out of or related to this Agreement, or the making, performance or interpretation of this Agreement, will be finally settled by arbitration pursuant to the then prevailing rules of the American Arbitration Association, by one arbitrator appointed in accordance with such rules. All arbitration proceedings will take place in Ann Arbor, Michigan. The award of the arbitrator will be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrator; will be promptly paid free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award will, to the maximum extent permitted by law, be charged against the party resisting such enforcement. Judgment upon the award of the arbitration may be entered in the court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award or an order of enforcement.

      (c) Nothing herein contained shall bar our right to obtain injunctive relief against threatened conduct that will cause us loss or damage, under the usual equity rules, including the applicable rules for obtaining specific performance, restraining orders, and preliminary injunctions; and you agree to pay all court costs and reasonable attorneys fees incurred by us in obtaining such relief.












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

      22.7 NOTICES. Any notices or other communications to be given under this Agreement shall be in writing, delivered by hand, telegram, certified or registered mail, facsimile or courier service to the following address (which may be changed by written notice):

To DPII:          Domino's Pizza International, Inc.
                  30 Frank Lloyd Wright Drive
                  P.O. Box 997
                  Ann Arbor, Michigan 48106-0997 U.S.A.
                  Attn:  Legal Department
                  Facsimile No.: (313) 930-5499


To Franchisee:



                  Attn:
                  Facsimile No.:

      Notice by mail shall be deemed received on the fifth business day after mailing or upon actual receipt, whichever is earlier.

      22.8 INDEPENDENT CONTRACTORS. The parties to this Agreement are independent contractors and no training, assistance or supervision which we may give or offer to you shall be deemed to negate such independence. We shall not be liable for any damages to any person or property arising directly or indirectly out of the operation of the Store, including but not limited to those damages which may occur while your employees are making or returning from making deliveries. Nor shall we have any liability for any taxes levied upon you, your business, or the Store. The parties further acknowledge and agree the relationship created by this Agreement and the relationship between us and the relationship between DPI and your employees is not a fiduciary relationship nor one of principal and agent.

      22.9  STANDARD  OF   REASONABLENESS.   Unless  otherwise  stated  in  this
Agreement, we agree to exercise reasonable judgment with respect to all determinations to be made by us under the terms of this Agreement.

      22.10 ACKNOWLEDGEMENT. You acknowledge that you have conducted an independent investigation of the business contemplated by this Agreement and recognize that it involves business risks making the success of the venture largely dependent upon your business abilities. We expressly disclaim the making of, and you acknowledge that you have not received or relied upon, any warranty, assurance or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement.






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




      22.11 BINDING EFFECT. This Agreement is binding upon the parties and their heirs, approved assigns and successors in interest.

      22.12 EFFECTIVE DATE OF THIS AGREEMENT. This Agreement shall be effective as of __________________.

      22.13 CONTROLLING LANGUAGE. The parties hereto confirm that it is their wish that this Agreement, as well as all other documents relating hereto, including notices, shall be drawn up in the English language only. This Agreement may be translated; in case of any difference between the two versions, the English version shall control. All costs in connection with the translation shall be borne by you.

      22.14 GOVERNMENTAL APPROVALS. Franchisee shall be solely responsible for obtaining all governmental approvals and consents, if any, with respect to this Agreement, including, without limitation, approval(s) of the amount or frequency of franchise and advertising fees payable hereunder, consent(s) to the payment of such fees in United States Dollars and consent(s) to the wire transfer or other transfer of such fees to an account located outside of the Country in which the Store is located, together with such other approvals or consents as may be necessary with respect to any other provision or provisions of this Agreement. Certified copies of all such approvals and/or consents shall be furnished by Franchisee to us immediately upon their issuance. Franchisee's failure to obtain any such approval or consent and to continue any such approval or consent in full force and effect during the term of this Agreement shall constitute a material breach of this Agreement, entitling us to all of the rights and remedies provided herein upon breach of this Agreement by Franchisee.

      22.15 LIMITATION UPON COMMENCEMENT OF ACTIONS. Any and all claims and actions arising out of or relating to this Agreement or the relationship of the parties to this Agreement, brought by any party against the other, will be commenced within one (1) year from the occurrence of the facts giving rise to such claim or action, or such claim or action shall be barred.

      22.16 LIMITATION OF CLAIMS. Each party to this Agreement irrevocably waives to the fullest extent permitted by law any right to, or claim of, any punitive or exemplary damages against the other party, and agrees that in the event of a dispute between the parties each will be limited to the recovery of any actual damages sustained by it.

      22.17 NONEXCLUSIVITY OF REMEDIES. No right or remedy herein conferred upon or reserved to us is exclusive of any other right or remedy provided or permitted by law or equity.






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



23.   FORCE MAJEURE

      Neither party shall be in default of its delay in performance or failure to perform any of its obligations hereunder, when and if the delay or failure arises from a cause which is beyond the control of the party failing to perform. Such force majeure (which includes, inter alia, strikes, acts of God, acts of war, laws and regulations) would suspend the fulfillment of the obligations under this Agreement until it is over. If the force majeure lasts more than one
(1) year, DPII shall have the right to terminate this Agreement.



DOMINO'S PIZZA INTERNATIONAL, INC.        COMPANY NAME.:


 /s/ Richard Curran
-----------------------------------
By:   Richard Curran                      By:

Its:  Managing Director                   Its:

Date: Aug 28, 1997                        Date:






























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


      COVENANTS OF SHAREHOLDERS/PARTNERS
      ----------------------------------


      The undersigned represent and warrant that they are all of the shareholders or partners of Franchisee or otherwise have a direct or indirect beneficial interest in the success of Franchisee. Accordingly, to induce DPII to enter into this Agreement and grant the franchise to Franchisee, each of the undersigned hereby jointly and severally guarantees the performance by Franchisee of its obligations under this Agreement and each of the undersigned hereby jointly and severally agrees to be bound by, and personally liable for the breach of, all of the provisions of this Agreement including without limitation the restrictions contained in Sections 20 and 21 of this Agreement.



KROLEWSKA PIZZA                                 INTERNATIONAL FAST FOOD
                                                CORPORATION



 /S/                                             /s/ Mitchell Rubinson
---------------------------------------         --------------------------------
Controlling Shareholder/Partner                 Shareholder/Partner


---------------------------------------         --------------------------------
Shareholder/Partner                             Shareholder/Partner















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